Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Form S-1 Registration Statement No. 333-256919 on Form S-3 of our reports dated February 28, 2022, relating to the financial statements of Aeva Technologies, Inc and subsidiaries and the effectiveness of Aeva Technologies, Inc. and subsidiares’ internal controls over financial reporting. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP
San Jose, California
May 9, 2022